Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	12/31/24	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Calvert Global Energy Solutions Fund	$ 135.3
Calvert Global Water Fund	$ 529.9
Calvert Green Bond Fund	$ 779.4
Calvert Small-Cap Fund	$ 2,760.2
Calvert Impact Fund, Inc. Totals		$ 4,204.8	2,500
Calvert Emerging Markets Focused Growth Fund	$ 5.7
Calvert Flexible Bond Fund	$ 582.7
Calvert Floating-Rate Advantage Fund	$ 116.3
Calvert Global Equity Fund	$ 9.0
Calvert Global Small-Cap Equity Fund	$ 22.4
Calvert Responsible Municipal Income Fund	$ 421.8
Calvert Small/Mid-Cap Fund	$ 32.7
Calvert Management Series Totals		$ 1,190.6	1,250
Calvert International Responsible Index Fund	$ 1,046.0
Calvert US Large-Cap Core Responsible Index Fund	$ 5,676.9
Calvert US Large-Cap Growth Responsible Index Fund	$ 724.7
Calvert US Large-Cap Value Responsible Index Fund	$ 1,754.8
Calvert US Mid-Cap Core Responsible Index Fund	$ 454.3
Calvert Responsible Index Series, Inc. Totals		$ 9,656.7	2,500
Calvert Balanced Fund	$ 1,375.4
Calvert Bond Fund	$ 3,691.6
Calvert Conservative Allocation Fund	$ 234.1
Calvert Equity Fund	$ 6,240.2
Calvert Focused Value Fund	$ 57.5
Calvert Growth Allocation Fund	$ 346.2
Calvert Moderate Allocation Fund	$ 385.3
Calvert Social Investment Fund Totals		$ 12,330.3	2,500

	Gross Assets at 12/31/24 (in millions 000,000 omitted)	Sum of Stand-Alone Series Gross Assets (in millions 000,000 omitted)	Amount of Bond Required (in thousands 000 omitted)

CVT EAFE International Index Portfolio	$ 154.8
CVT Investment Grade Bond Index Portfolio	$ 112.2
CVT Nasdaq-100 Index Portfolio	$ 517.2
CVT Russell 2000 Small Cap Index Portfolio	$ 289.1
CVT S&P 500 Index Portfolio	$ 517.3
CVT S&P MidCap 400 Index Portfolio	$ 607.2
CVT Volatility Managed Growth Portfolio	$ 86.7
CVT Volatility Managed Moderate Growth Portfolio	$ 59.1
CVT Volatility Managed Moderate Portfolio	$ 66.1
Calvert Variable Trust, Inc. Totals		$ 2,409.7	1,700
Calvert VP SRI Balanced Portfolio	$ 443.6
Calvert VP SRI Mid Cap Portfolio	$ 25.5
Calvert Variable Series, Inc. Totals		$ 469.1	750
Calvert Emerging Markets Advancement Fund	$ 88.7
Calvert Emerging Markets Equity Fund	$ 1,237.4
Calvert International Equity Fund	$ 947.9
Calvert International Opportunities Fund	$ 331.9
Calvert Mid-Cap Fund	$ 222.6
Calvert World Values Fund, Inc. Totals		$ 2,828.5	1,900

	Gross Assets at 12/31/24 (in millions 000,000 omitted)	Sum of Stand-Alone Series Gross Assets (in millions 000,000 omitted)	Amount of Bond Required (in thousands 000 omitted)
Calvert High Yield Bond Fund	$ 462.4
Calvert Income Fund	$ 961.2
Calvert Mortgage Access Fund	$ 65.4
Calvert Core Bond Fund	$ 1,120.6
Calvert Short Duration Income Fund	$ 2,511.5
Calvert Ultra-Short Duration Income Fund	$ 683.3
The Calvert Fund Totals		$ 5,804.4	2,500